BILL OF SALE

This BILL OF SALE (this “Agreement” or “Bill of Sale”), dated the 15th day of November, 2017 (the “Effective Date”) from MagneGas Corporation, a Delaware corporation (hereinafter called “Seller”) to Point Financial, Inc., an Arizona corporation (hereinafter called “Buyer”).

W I T N E S S E T H

In consideration of the receipt of $500,000 and other valuable consideration, the receipt of which is hereby acknowledged, Seller does hereby sell, assign, transfer, convey and deliver to Buyer, all of its right, title and interest that it has in the property and equipment described on Exhibit A attached hereto and incorporated by this reference (the “Sale Property”).

Seller covenants and warrants that as of the date hereof:

A.       It is the owner of, and has title to, each and every item of the Sale Property free and clear of all claims, liens, encumbrances and all other defects of title, of any kind whatsoever, with the exception of Permitted Liens (as defined on Exhibit B attached hereto and incorporated by this reference).

B.       It has not made any prior sale, assignment or transfer of any item of the Sale Property to any person, firm or corporation, with the exception of Permitted Liens.

C.       It has the present right, power and authority to sell, assign and transfer each and every item of the Sale Property to Buyer.

D.      Each and every item of the Sale Property is in good repair, condition and working order, ordinary wear and tear excepted.

E.       All acts, proceedings and things necessary and required by law and the certificate of incorporation and bylaws of Seller to make this Bill of Sale a valid, binding and legal obligation of Seller have been done, taken and have happened; and the execution and delivery hereof have in all respects been duly authorized in accordance with law, and said certificate of incorporation and bylaws.

Seller shall forever warrant and defend the sale, assignment, transfer, conveyance and delivery of each and every item of the Sale Property to Buyer, its successors and assigns, against each and every person whomsoever lawfully claiming the same.

Possession of the Sale Property shall not be physically transferred to Buyer, but rather shall be retained by Seller, it being the intention of Buyer to lease said property and equipment to Seller pursuant to that certain Lease Agreement, dated as of the date hereof, by and between Seller, as Lessee, and Buyer, as Lessor. Delivery of the Sale Property pursuant to this Bill of Sale shall be deemed to have occurred upon the Effective Date.

This Bill of Sale is binding upon successors and assigns of Seller and inures to the benefit of the successors and assigns of Buyer.

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IN WITNESS WHEREOF the undersigned Seller, has caused this Bill of Sale to be executed on the day and year first above appearing, by and through an officer thereunto duly authorized.

MagneGas Corporation
“Seller”

By:
Name:	Ermanno Santilli
Its:	Chief Executive Officer

**Signature Page to Bill of Sale**

EXHIBIT A

To

Bill of Sale

(Description of Property and Equipment)

EXHIBIT B

TO

BILL OF SALE

(Permitted Liens)

The following are Permitted Liens:

(a)	the Buyer’s liens;

(b)	liens evidenced by the following filings:

Filing Date	Secured Party	UCC Filing Number	Collateral Description

(c) liens for (i) taxes, fees, assessments, or other charges of a governmental authority that are not delinquent and (ii) taxes, fees, assessments, or other charges of a governmental authority in an amount not in excess of $100,000, provided that the payment of such taxes, fees, assessments, or other charges of a governmental authority referenced in this clause (ii) that are due and payable is being contested in good faith and by appropriate proceedings and as to which a stay of enforcement of any such lien is in effect;

(d) liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, and other similar parties, provided that if any such lien arises from the nonpayment of such claims or demands when due, such claims or demands do not exceed $100,000 in the aggregate and are being contested in good faith and by appropriate proceedings and as to which a stay of enforcement of any such lien is in effect; and Leases, subleases, sublicenses of personal property granted in the ordinary course of Seller’s business and in the aggregate in an amount not reasonably expected to have a material adverse effect on the ability of Seller to fulfill its obligations under the Equipment Lease Agreement between Buyer and Seller of even date herewith (the “Lease Agreement”).